Exhibit 99.1

TALOS ENERGY ANNOUNCES THIRD QUARTER 2021 RESULTS

Houston, Texas, November 3, 2021 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced its operational and financial results for the third quarter of 2021.

Key Highlights:

•	Production of 56.5 thousand barrels of oil equivalent per day (“MBoe/d”) net (69% oil, 78% liquids), inclusive of Hurricane Ida production deferrals of 10.0 – 11.0 MBoe/d net

•

Talos was named the winning bidder and operator of the Texas General Land Office’s (“GLO”) Jefferson County carbon storage site, the only major offshore carbon capture and storage (“CCS”) site in the United States

•

Net Loss of $16.7 million, inclusive of $81.5 million in commodity hedging losses, or $0.20 Net Loss per diluted share, and Adjusted Net Loss (1) of $3.2 million, inclusive of $71.6 million of realized hedging losses, or $0.04 Adjusted Net Loss per diluted share

•	Adjusted EBITDA(1) of $131.4 million, or approximately $25 per Boe; Adjusted EBITDA excluding hedges of $203.1 million, or approximately $39 per Boe

•	Capital expenditures of $86.2 million

•	Free Cash Flow(1) (before changes in working capital) of $12.8 million

President and Chief Executive Officer Timothy S. Duncan commented: “Following two consecutive quarters of record production, we were anticipating a very robust third quarter, including the benefit of several new wells coming online, prior to the impacts of Hurricane Ida. Despite those production deferrals, primarily caused by complications affecting downstream, third-party service providers, we still generated meaningful Adjusted EBITDA and free cash flow in the quarter, validating the operational and financial resiliency of our asset base and the success of our 2021 capital program thus far. Entering the fourth quarter with production largely restored, we still expect to meet our original free cash flow generation goals for the year, with production, expenses and capital expenditures remaining within our guidance, and look forward to entering 2022 on strong footing across our business.

During the third quarter we also made meaningful progress in our carbon capture and storage business, in which we are leveraging our Gulf Coast and shallow water expertise to become a leader in a quickly growing and important sector. We were awarded and will be the operator of what is expected to be the first-ever dedicated offshore sequestration site in the U.S., located just off the coast of Beaumont and Port Arthur, Texas, providing an avenue for the major industrial region to permanently sequester CO2 emissions. In our regional partnership with Storegga Geotechnologies we are working to assemble a portfolio of opportunities and look forward to providing market updates in the coming months. Most recently, we announced an alliance with TechnipFMC, one of the leading engineering and technology firms in our industry, which we believe further demonstrates the interest level and pace of commercial development in this quickly evolving space.”

RECENT DEVELOPMENTS AND OPERATIONS UPDATE

Carbon Capture: In August, Talos, along with partner Carbonvert, Inc. (“Carbonvert”), was selected as the winning bidder for the GLO’s Jefferson County carbon storage site. The successful bid makes Talos the operator of what is expected to be the first and only large-scale offshore carbon storage location in the United States, comprising over 40,000 acres in close proximity to the Beaumont and Port Arthur, Texas industrial corridor. Subsequently, on October 18, 2021, Talos announced a strategic alliance with TechnipFMC related to full project lifecycle engineering and design, leveraging TechnipFMC’s extended history in subsea engineering, system integration and automation and control. The alliance builds on Talos’s partnerships with Storegga Geotechnologies and Carbonvert to further advance the Company’s leadership in Gulf Coast CCS project opportunities.

Pompano Rig Program: Talos recently commenced its platform rig program from the Company’s Pompano facility. The Company expects to bring online 1.5 – 2.0 MBoe/d of low-risk recompletion and asset management projects in the fourth quarter of 2021, executing rapid turnaround production additions and capitalizing on favorable commodity price trends. The platform rig will remain at the Pompano facility into 2022 when the Company expects to execute development and exploitation step-out projects as part of the 2022 capital program.

Hurricane Ida: Talos experienced significant deferred production of 10.0 – 11.0 MBoe/d net for the third quarter of 2021 (compared to the Company’s projections for the quarter pre-hurricane) driven by facilities shut-ins, and to a greater extent, complications affecting third-party downstream service providers such as refiners, crude oil terminals and pipelines. The Company’s assets did not experience significant damage and the majority have been returned to normal operations, producing an average of approximately 66.5 MBoe/d net in the last week of September of 2021. Talos continues to expect annual production near the lower end of the previously guided annual range, and expects production for the fourth quarter of 2021 of 64.0 – 66.0 MBoe/d net. All other previously guided line items (including operating expenses, G&A and capital expenditures) remain within the existing range of guidance. Additionally, the Company still expects to generate meaningful free cash flow for the full year 2021.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Zama: Following the Company’s previously-announced submission of formal Notices of Dispute to the Government of Mexico related to, among other items, operatorship of the Zama field, Talos continues to pursue a resolution with all stakeholders and continues to review all legal and commercial options.

THIRD QUARTER 2021 RESULTS

Key Financial Highlights:

Three Months Ended September 30, 2021
Period results ($ million):
Total Revenues and other	$290.9
Net Loss	$(16.7)
Net Loss per diluted share	$(0.20)
Adjusted Net Loss(1)	$(3.2)
Adjusted Net Loss per diluted share(1)	$(0.04)
Adjusted EBITDA(1)	$131.4
Adjusted EBITDA excluding hedges(1)	$203.1
Capital expenditures (including Plug & Abandonment)	$86.2
Adjusted EBITDA Margin(1):
Adjusted EBITDA per Boe	$25.27
Adjusted EBITDA excluding hedges per Boe	$39.05

Production

Production for the quarter was 56.5 MBoe/d net, inclusive of Hurricane Ida production deferrals of 10.0 – 11.0 MBoe/d net.

Three Months Ended September 30, 2021
Average net daily production volumes
Oil (MBbl/d)	39.2
Natural Gas (MMcf/d)	75.8
NGL (MBbl/d)	4.7
Total average net daily (MBoe/d)	56.5

	Three Months Ended September 30, 2021
	Production	% Oil	% Liquids	% Operated
Average net daily production volumes by Core Area (MBoe/d)
Green Canyon area	20.8	81%	88%	98%
Mississippi Canyon area	21.2	78%	87%	58%
Shelf and Gulf Coast	14.5	40%	50%	52%

Total average net daily (MBoe/d)	56.5	69%	78%	72%

Capital Expenditures

Capital expenditures for the quarter, including plugging and abandonment activities, totaled $86.2 million.

Three Months Ended September 30, 2021
Capital Expenditures
U.S. Drilling & Completions	$18.8
Mexico Appraisal & Exploration	0.1
Asset Management	32.4
Seismic and G&G / Land / Capitalized G&A	13.2

Total Capital Expenditures	64.5
Plugging & Abandonment	21.7

Total Capital Expenditures and Plugging & Abandonment	$86.2

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Liquidity and Leverage

At quarter-end the Company had approximately $375.8 million of liquidity, with $330.0 million undrawn on its credit facility and approximately $59.4 million in cash, less approximately $13.6 million in outstanding letters of credit.

On September 30, 2021, Talos had $1,102.2 million in total debt, inclusive of $46.1 million related to the HP-I finance lease. Net Debt was $1,042.7 million(1). Net Debt to Credit Facility LTM Adjusted EBITDA, as determined in accordance with the Company’s credit agreement, was 2.0x(1).

Footnotes:

(1)

Adjusted Net Loss, Adjusted Loss per Share, Adjusted EBITDA, Adjusted EBITDA excluding hedges, Adjusted EBITDA margin, Adjusted EBITDA margin excluding hedges, Credit Facility LTM Adjusted EBITDA, Net Debt, Net Debt to Credit Facility LTM Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. See “Supplemental Non-GAAP Information” below for additional detail and reconciliations of GAAP to non-GAAP measures.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

HEDGES

The following table reflects contracted volumes and weighted average prices the Company will receive under the terms of its derivative contracts as of November 3, 2021 and includes contracts entered into after September 30, 2021:

	Instrument Type	Avg. Daily Volume		Weighted Avg. Swap Price		Weighted Avg. Put Price		Weighted Avg. Call Price
Crude - WTI		(Bbls	)	(Per Bbl	)	(Per Bbl	)	(Per Bbl	)
October - December 2021	Swaps	27,989		$50.23		—		—
October - December 2021	Collars	1,000		—		$30.00		$40.00
January - March 2022	Swaps	26,600		$48.42		—		—
April - June 2022	Swaps	25,000		$50.54		—		—
July - September 2022	Swaps	18,000		$52.20		—		—
October - December 2022	Swaps	17,326		$53.89		—		—
January - March 2023	Swaps	10,000		$59.94		—		—
April - June 2023	Swaps	10,000		$61.46		—		—

Crude - LLS
October - December 2021	Swaps	3,000		$38.83		—		—

Natural Gas - HH NYMEX		(MMBtu	)	(Per MMBtu	)	(Per MMBtu	)	(Per MMBtu	)
October - December 2021	Swaps	54,630		$2.58		—		—
October - December 2021	Collars	5,000		—		$2.50		$3.10
January - March 2022	Swaps	56,000		$2.81		—		—
April - June 2022	Swaps	43,000		$2.61		—		—
July - September 2022	Swaps	31,000		$2.63		—		—
October - December 2022	Swaps	34,000		$2.72		—		—
January - March 2023	Swaps	17,000		$3.36		—		—
April - June 2023	Swaps	19,000		$2.99		—		—

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

CONFERENCE CALL AND WEBCAST INFORMATION

Talos will host a conference call, which will be broadcast live over the internet, on Thursday, November 4, 2021 at 10:00 AM Eastern Time (9:00 AM Central Time). Listeners can access the conference call live over the Internet through a webcast link on the Company’s website at: https://www.talosenergy.com/investors. Alternatively, the conference call can be accessed by dialing (888) 348-8927 (U.S. toll free), (855) 669-9657 (Canada toll-free) or (412) 902-4263 (international). Please dial in approximately 15 minutes before the teleconference is scheduled to begin and ask to be joined into the Talos Energy call. A replay of the call will be available one hour after the conclusion of the conference until November 11, 2021 and can be accessed by dialing (877) 344-7529 and using access code 10161177.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of assets in key geological trends that are present in many offshore basins around the world. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and storage collaborative arrangements along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will”, “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, Company’s liquidity and financial condition; the Company’s ongoing strategy with respect to its Zama asset; the success of the Company’s carbon capture and storage opportunities; the performance of the Company’s recently drilled and completed wells; commodity price volatility due to the continued impact of the coronavirus disease 2019 (“COVID-19”), including any new strains or variants, and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business; the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels; the impact of any such actions, lack of transportation and storage capacity as a result of oversupply; government and regulations; lack of availability of drilling and production equipment and services; adverse weather events including tropical storms, hurricanes, and winter storms; cybersecurity threats; inflation; environmental risks; failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects; geologic risks; drilling and other operating risks; well control risk; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production; cash flow and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions; the possibility that the anticipated benefits of our acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration acquired assets and operations, and the other risks discussed in Part I, Item 1A. “Risk Factors” of Talos Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021 and Talos Energy Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, to be filed with the SEC subsequent to the issuance of this communication.

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

Estimates for our future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation, marketing and storage of oil and gas are subject to disruption due to transportation, processing and storage availability, mechanical failure, human error, hurricanes and numerous other factors. Our estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$59,427	$34,233
Accounts receivable:
Trade, net	111,471	106,220
Joint interest, net	21,480	50,471
Other	13,606	18,448
Assets from price risk management activities	2	6,876
Prepaid assets	46,024	29,285
Other current assets	1,718	1,859

Total current assets	253,728	247,392

Property and equipment:
Proved properties	5,190,096	4,945,550
Unproved properties, not subject to amortization	250,629	254,994
Other property and equipment	28,904	32,853

Total property and equipment	5,469,629	5,233,397
Accumulated depreciation, depletion and amortization	(2,986,142)	(2,697,228)

Total property and equipment, net	2,483,487	2,536,169

Other long-term assets:
Assets from price risk management activities	49	945
Other well equipment inventory	21,163	18,927
Operating lease assets	5,748	6,855
Other assets	21,989	24,258

Total assets	$2,786,164	$2,834,546

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$106,098	$104,864
Accrued liabilities	133,261	163,379
Accrued royalties	40,404	27,903
Current portion of long-term debt	6,060	—
Current portion of asset retirement obligations	51,488	49,921
Liabilities from price risk management activities	248,361	66,010
Accrued interest payable	17,812	9,509
Current portion of operating lease liabilities	1,651	1,793
Other current liabilities	30,697	24,155

Total current liabilities	635,832	447,534

Long-term liabilities:
Long-term debt, net of discount and deferred financing costs	978,777	985,512
Asset retirement obligations	406,475	392,348
Liabilities from price risk management activities	35,856	9,625
Operating lease liabilities	16,781	18,554
Other long-term liabilities	37,819	54,372

Total liabilities	2,111,540	1,907,945

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 30,000,000 shares authorized and no shares issued or outstanding as of September 30, 2021 and December 31, 2020	—	—
Common stock $0.01 par value; 270,000,000 shares authorized; 81,881,477 and 81,279,989 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	819	813
Additional paid-in capital	1,671,781	1,659,800
Accumulated deficit	(997,976)	(734,012)

Total stockholders’ equity	674,624	926,601

Total liabilities and stockholders’ equity	$2,786,164	$2,834,546

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per common share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues and other:
Oil	$246,208	$117,190	$743,759	$358,285
Natural gas	31,723	12,337	86,088	35,375
NGL	12,978	3,409	31,738	9,674
Other	—	2,201	1,000	8,441

Total revenues and other	290,909	135,137	862,585	411,775
Operating expenses:
Lease operating expense	70,034	62,064	208,675	184,187
Production taxes	764	225	2,539	640
Depreciation, depletion and amortization	88,596	80,547	290,094	262,533
Write-down of oil and natural gas properties	—	—	—	57
Accretion expense	13,668	11,537	44,110	37,748
General and administrative expense	20,427	17,823	58,993	62,484
Other operating expense	5,081	—	7,864	—

Total operating expenses	198,570	172,196	612,275	547,649

Operating income (expense)	92,339	(37,059)	250,310	(135,874)
Interest expense	(32,390)	(24,124)	(100,036)	(76,164)
Price risk management activities income (expense)	(81,479)	(19,882)	(405,604)	154,653
Other income (expense)	4,475	813	(7,916)	139

Net income (loss) before income taxes	(17,055)	(80,252)	(263,246)	(57,246)
Income tax benefit (expense)	364	28,252	(718)	22,384

Net income (loss)	$(16,691)	$(52,000)	$(263,964)	$(34,862)

Net income (loss) per common share:
Basic	$(0.20)	$(0.73)	$(3.23)	$(0.54)
Diluted	$(0.20)	$(0.73)	$(3.23)	$(0.54)
Weighted average common shares outstanding:
Basic	81,901	71,286	81,721	65,134
Diluted	81,901	71,286	81,721	65,134

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(263,964)	$(34,862)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion, amortization and accretion expense	334,204	300,281
Write-down of oil and natural gas properties and other well inventory	—	190
Amortization of deferred financing costs and original issue discount	10,085	5,393
Equity-based compensation, net of amounts capitalized	8,294	6,321
Price risk management activities expense (income)	405,604	(154,653)
Net cash received (paid) on settled derivative instruments	(189,252)	141,529
Loss (gain) on extinguishment of debt	13,225	(1,644)
Settlement of asset retirement obligations	(58,001)	(34,502)
Gain on sale of assets	(677)	—
Changes in operating assets and liabilities:
Accounts receivable	29,078	(1,729)
Other current assets	(16,598)	21,835
Accounts payable	(1,591)	23,500
Other current liabilities	16,395	31,826
Other non-current assets and liabilities, net	846	(41,418)

Net cash provided by operating activities	287,648	262,067

Cash flows from investing activities:
Exploration, development and other capital expenditures	(211,580)	(280,273)
Cash paid for acquisitions, net of cash acquired	(5,399)	(304,879)
Proceeds from sale of property and equipment, net	4,826	—

Net cash used in investing activities	(212,153)	(585,152)

Cash flows from financing activities:
Issuance of senior notes	600,500	—
Redemption of senior notes and other long-term debt	(356,803)	(4,735)
Proceeds from Bank Credit Facility	75,000	300,000
Repayment of Bank Credit Facility	(315,000)	—
Deferred financing costs	(26,991)	(1,287)
Other deferred payments	(7,921)	(11,921)
Payments of finance lease	(15,925)	(12,790)
Employee stock awards tax withholdings	(3,161)	(827)

Net cash (used in) provided by financing activities	(50,301)	268,440

Net increase in cash and cash equivalents	25,194	(54,645)
Cash and cash equivalents:
Balance, beginning of period	34,233	87,022

Balance, end of period	$59,427	$32,377

Supplemental non-cash transactions:
Capital expenditures included in accounts payable and accrued liabilities	$72,802	$97,517
Debt exchanged for common stock	$—	$35,960
Supplemental cash flow information:
Interest paid, net of amounts capitalized	$64,603	$41,188

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

SUPPLEMENTAL NON-GAAP INFORMATION

Certain financial information included in our financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures are “Adjusted Net Income (Loss),” “Adjusted Earnings per Share,” “EBITDA,” “Adjusted EBITDA,” “Adjusted EBITDA excluding hedges,” “Adjusted EBITDA Margin,” “Adjusted EBITDA Margin excluding hedges,” “Free Cash Flow,” “Net Debt,” “LTM Adjusted EBITDA,” “Credit Facility LTM Adjusted EBITDA” and “Net Debt to Credit Facility LTM Adjusted EBITDA.” These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP measures which may be reported by other companies.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

“EBITDA” and “Adjusted EBITDA” are to provide management and investors with (i) additional information to evaluate, with certain adjustments, items required or permitted in calculating covenant compliance under our debt agreements, (ii) important supplemental indicators of the operational performance of our business, (iii) additional criteria for evaluating our performance relative to our peers and (iv) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), operating income (loss) or any other measure of financial performance presented in accordance with GAAP. We define these as the following:

EBITDA. Net income (loss) plus interest expense, income tax expense (benefit), depreciation, depletion and amortization and accretion expense.

Adjusted EBITDA. EBITDA plus non-cash write-down of oil and natural gas properties, transaction and non-recurring expenses, derivative fair value (gain) loss, net cash receipts (payments) on settled derivatives, (gain) loss on debt extinguishment, non-cash write-down of other well equipment inventory and non-cash equity-based compensation expense.

We also present Adjusted EBITDA excluding hedges and as a percentage of revenue to further analyze our business, which are outlined below:

Adjusted EBITDA Margin. EBITDA divided by Revenue, as a percentage. It is also defined as Adjusted EBITDA divided by the total production volume, expressed in Boe, in the period, and described as dollar per Boe. We believe the presentation of Adjusted EBITDA margin is important to provide management and investors with information about how much we retain in Adjusted EBITDA terms as compared to the revenue we generate and how much per barrel we generate after accounting for certain operational and corporate costs.

The following table presents a reconciliation of the GAAP financial measure of net income (loss) to EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding hedges, Adjusted EBITDA Margin and Adjusted EBITDA Margin excluding hedges for each of the periods indicated (in thousands, except for Boe, $/Boe and percentage data):

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

	Three Months Ended
($ thousands, except per Boe)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(16,691)	$(125,782)	$(121,491)	$(430,743)
Interest expense	32,390	33,570	34,076	23,251
Income tax expense (benefit)	(364)	498	584	57,967
Depreciation, depletion and amortization	88,596	99,841	101,657	101,813
Accretion expense	13,668	15,457	14,985	11,993

EBITDA	117,599	23,584	29,811	(235,719)
Write-down of oil and natural gas properties	—	—	—	267,859
Transaction and non-recurring expenses(1)	1,370	4,083	1,778	2,054
Derivative fair value loss(2)	81,479	186,617	137,508	66,968
Net cash receipts (payments) on settled derivative instruments(2)	(71,634)	(69,237)	(48,381)	2,376
(Gain) loss on extinguishment of debt	—	—	13,225	(18)
Non-cash write-down of other well equipment inventory	—	—	—	566
Non-cash equity-based compensation expense	2,613	3,017	2,664	2,348

Adjusted EBITDA	131,427	148,064	136,605	106,434
Net cash receipts (payments) on settled derivative instruments(2)	71,634	69,237	48,381	(2,376)

Adjusted EBITDA excluding hedges	$203,061	$217,301	$184,986	$104,058

Production and Revenue:
Boe(3)	5,200	6,031	5,949	5,467
Revenue - Operations	290,909	303,768	266,908	172,602
Adjusted EBITDA margin and Adjusted EBITDA excl hedges margin:
Adjusted EBITDA divided by Revenue - Operations (%)	45%	49%	51%	62%
Adjusted EBITDA per Boe(3)	$25.27	$24.55	$22.96	$19.47
Adjusted EBITDA excluding hedges divided by Revenue - Operations (%)	70%	72%	69%	60%
Adjusted EBITDA excluding hedges per Boe(3)	$39.05	$36.03	$31.10	$19.03

(1)	Includes transaction related expenses, restructuring expenses, cost saving initiatives and other miscellaneous income and expenses.
(2)

The adjustments for the derivative fair value (gain) loss and net cash receipts (payments) on settled derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted EBITDA on an unrealized basis during the period the derivatives settled.

(3)

One Boe is equal to six Mcf of natural gas or one Bbl of oil or NGLs based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

Reconciliation of Adjusted EBITDA to Free Cash Flow

“Free Cash Flow” before changes in working capital provides management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Free Cash Flow has limitations as an analytical tool and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), operating income (loss) or any other measure of financial performance presented in accordance with GAAP. We define these as the following:

Capital Expenditures and Plugging & Abandonment. Actual capital expenditures and plugging & abandonment recognized in the quarter, inclusive of accruals.

Interest Expense. Actual interest expense per the income statement.

Talos did not pay any cash taxes in the period, therefore cash taxes have no impact to the reported Free Cash Flow before changes in working capital number.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

($ thousands, except per share amounts)	Three Months Ended September 30, 2021
Reconciliation of Adjusted EBITDA to Free Cash Flow (before changes in working capital)
Adjusted EBITDA	$131,427
Less: Capital Expenditures and Plugging & Abandonment	(86,190)
Less: Interest Expense	(32,390)

Free Cash Flow (before changes in working capital)	$12,847

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Earnings per Share

“Adjusted Net Income (Loss)” and “Adjusted Earnings per Share” are to provide management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted Net Income (Loss) and Adjusted Earnings per Share have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP or as an alternative to net income (loss), operating income (loss), earnings per share or any other measure of financial performance presented in accordance with GAAP.

Adjusted Net Income (Loss). Net income (loss) plus accretion expense, transaction related costs, derivative fair value (gain) loss, net cash receipts (payments) on settled derivative instruments and non-cash equity-based compensation expense.

Adjusted Earnings per Share. Adjusted Net Income (Loss) divided by the number of common shares.

($ thousands, except per share amounts)	Three Months Ended September 30, 2021
Reconciliation of Net Loss to Adjusted Net Loss:
Net Loss	$(16,691)
Write-down of oil and natural gas properties	—
Transaction related costs and non-recurring expenses	1,370
Derivative fair value loss(1)	81,479
Net cash payments on settled derivative instruments(1)	(71,634)
Non-cash income tax benefit	(364)
Non-cash equity-based compensation expense	2,613

Adjusted Net Loss	$(3,227)

Weighted average common shares outstanding at September 30, 2021:
Basic	81,901
Diluted	81,901

Net Loss per common share:
Basic	$(0.20)
Diluted	$(0.20)

Adjusted Net Loss per common share:
Basic	$(0.04)
Diluted	$(0.04)

(1)

The adjustments for the derivative fair value (gain) loss and net cash receipts (payments) on settled derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted Net Income (Loss) on an unrealized basis during the period the derivatives settled.

Reconciliation of Total Debt to Net Debt and Net Debt to LTM Adjusted EBITDA and Credit Facility LTM Adjusted EBITDA

We believe the presentation of Net Debt, LTM Adjusted EBITDA, Credit Facility LTM Adjusted EBITDA, Net Debt to LTM Adjusted EBITDA and Net Debt to Credit Facility LTM Adjusted EBITDA is important to provide management and investors with additional important information to evaluate our business. These measures are widely used by investors and ratings agencies in the valuation, comparison, rating and investment recommendations of companies

Net Debt. Total Debt principal of the Company plus the finance lease balance minus cash and cash equivalents.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Net Debt to LTM Adjusted EBITDA. Net Debt divided by the LTM Adjusted EBITDA.

Net Debt to Credit Facility LTM Adjusted EBITDA. Net Debt divided by the Credit Facility LTM Adjusted EBITDA.

Reconciliation of Net Debt ($ thousands) at September 30, 2021:
12.00% Second-Priority Senior Secured Notes – due January 2026	$650,000
7.50% Senior Notes – due May 2022	6,060
Bank Credit Facility – matures November 2024	400,000
Finance lease	46,101

Total Debt	$1,102,161
Less: Cash and cash equivalents	(59,427)

Net Debt	$1,042,734

Calculation of LTM EBITDA:
Adjusted EBITDA for three months period ended December 31, 2020	$106,434
Adjusted EBITDA for three months period ended March 31, 2021	136,605
Adjusted EBITDA for three months period ended June 30, 2021	148,064
Adjusted EBITDA for three months period ended September 30, 2021	131,427

LTM Adjusted EBITDA	$522,530
Acquired Assets Adjusted EBITDA for pre-closing periods	60

Credit Facility LTM Adjusted EBITDA	$522,590

Reconciliation of Net Debt to LTM Adjusted EBITDA:
Net Debt / LTM Adjusted EBITDA	2.0x
Net Debt / Credit Facility LTM Adjusted EBITDA	2.0x

The Adjusted EBITDA information included in this communication provides additional relevant information to our investors and creditors. Talos needs to comply with a financial covenant included in its Bank Credit Facility that requires it to maintain a Net Debt to Credit Facility LTM Adjusted EBITDA ratio, as determined in accordance with the Company’s credit agreement, equal to or lower than 3.0x. For purposes of covenant compliance, Credit Facility LTM Adjusted EBITDA, with certain adjustments, is calculated as the sum of quarterly Adjusted EBITDA for the 12-month period ended on that quarter, inclusive of revenue less direct operating expenditures of the Acquired Assets for periods prior to closing of the Transaction.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002